Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated March 13, 2008, with respect to the consolidated financial statements of Micromet, Inc. as of December 31, 2007 and for the year then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH WPG

Ernst & Young GmbH WPG formerly known as
Ernst & Young AG WPG and
Ernst & Young Deutsche Allgemeine Treuhand AG WPG

Munich, Germany
November 10, 2010